UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2011

TWO RIVERS WATER COMPANY _______________________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 420, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 3  SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

On January 21, 2011, the Company formed Two Rivers Farms F-1, LLC “F-1” to dedicate 500 acres of farmland and associated water rights to grow feed corn beginning with the 2011 growing season.  In February, 2011, the Company raised $2,000,000 through a convertible notes (“Notes”) offering in order to fund the transfer of farming land, water shares, irrigation, land preparation and farming equipment for the 500 acres.   This offering was completed on March 1, 2011.

The Notes mature on March 31, 2014 and bear interest at 5% per annum, with principal paid upon maturity.  Interest will be paid on a pro-rata basis from the date of the closing of the sale of Notes through the next December 31st on each February 15th following such December 31st (i.e., interest for the 2012 calendar year will be paid on February 15, 2013).

In addition to interest, Noteholders as of each December 31st prior to the Maturity Date will receive their pro-rata percentage (based upon the entire $2,000,000 Offering) of the lease payments made by Two Rivers Farms, LLC (“Farms”) to F-1 for the right to farm the land and the use of the irrigation and farming equipment to be owned by F-1.  Such lease payments will be equal to one-third of the gross profit (as defined in the farm lease), if any, realized from the farming operations conducted on the land by Farms.  All such payments will be made on each March 15th following such December 31st.

The Notes will be convertible into shares of the common stock par value $.001 per share (“Common Stock”) of Two Rivers Water Company (“Two Rivers”), at the option of the Noteholder, at a conversion price of $2.50 per share.  If the Common Stock trades at a price per share of at least twice the conversion price for twenty consecutive trading days and the average trading volume for such twenty-day period is at least 250,000 shares per day, the Notes will automatically be converted into shares of Common Stock without any action by the Noteholder.

The Notes are secured obligations of F-1 and will, upon initial issuance, be secured by a first priority secured interest in all assets of F-1, including the 500 acres of land in Pueblo County Colorado to be purchased by F-1 from Two Rivers, 1,248 shares of stock of the Huerfano Cucharas Irrigation Company, a Colorado mutual ditch company, and irrigation and farming equipment.

Failure to pay principal or interest on any Note when due, which is not cured within 60 days following such failure, will constitute an Event of Default on all of the Notes.  Upon the occurrence of an Event of Default and written notice from the Investor holding Notes, the entire principal balance and any accrued interest on such Notes will become due and payable without presentation, demand, protest or other notice of any kind.  Additionally, upon the occurrence of an Event of Default, the amounts then due and payable under the Notes will bear interest at the rate of eight percent (8%) per annum from the due date thereof until paid in full.

The Notes are prepayable by the Company upon 30 days’ advance written notice.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: March 15, 2011	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer